EXHIBIT 99.2

emergeIT Inc.
Balance Sheets

	September 30, 2016 (unaudited)	December 31, 2015
Assets
Current
Cash	$356,489	$50,870
Accounts receivable (Note 4)	54,335	19,564
Due from related party (Note 5)	956	9,650
Prepaid expenses and other assets	25,745	10,000
Funds held in trust	212,735	212,735
	650,260	302,819
Capital assets (Note 6)	78,960	10,418
Development costs (Note 7)	42,414	126,023
	$771,633	$439,260

Liabilities and Shareholders' Deficiency

Accounts payable and accrued liabilities	$704,610	$637,922
Due to related parties (Note 8)	259,752	497,298
Convertible promissory note (Note 9)	557,301	174,628
Deferred revenue	306,096	296,894
Deposits	-	-
	1,827,759	1,606,742
Shareholders' deficiency
Common shares (Note 10)	561,165	561,165
Warrants (Note 9)	269,880	269,880
Additional paid in capital	345,320	345,320
Deficit	(2,232,491)	(2,343,847)
	(1,056,126)	(1,167,482)
	$771,633	$439,260

emergeIT Inc.
 Unaudited Statements of Operations and Comprehensive Loss

	Jan 1, 2016 to September 30, 2016	Jan 1, 2015 to September 30, 2015
Revenue	$5,498,349	$3,823,074
Cost of sales	3,905,804	3,010,289
Gross Profit	1,592,545	812,785
Expenses
Advertising and promotion	142,839	230,505
Amortization	29,361	132,184
Foreign exchange loss	-	3,558
Interest and bank charges	289,047	41,859
Occupancy costs	22,149	11,500
Software Development Fees	94,149	15,723
Office and general	46,444	26,658
Professional fees	651,061	178,464
Salaries and benefits	167,245	160,366
Telephone	11,089	11,528
Travel	27,805	19,036
	1,481,189	831,381
Other income (loss)	-	(26,655)
	111,356	(45,251)
Deficit, beginning of the period	(2,343,847)	(2,089,772)
Deficit, end of the period	$(2,232,491)	$(2,135,023)

emergeIT Inc.
Unaudited Statements of Cash Flows

	Jan 1, 2016 to September 30, 2016	Jan 1, 2015 to September 30, 2015
Cash provided by (used in) Operating activities
Net income (loss) for the period	$111,356	$(45,251)
Items not involving cash
Amortization	6,403	3,863
Interest accretion on convertible debt
Changes in non-cash working capital balances
Accounts receivable	(34,771)	(41,345)
Prepaid expenses and other current assets	(6,095)	(170,064)
Accounts payable and accrued liabilities	66,688	(187,040)
Deferred revenue	9,202	174,511
Deposits and other assets	(956)	68,729
Intangible Assets, net	83,609	93,934
	235,436	(102,663)
Investing activities
Property and Equipment additions	(74,944)	-
	(74,944)
Financing activities
Due to related parties	(237,546)	86,029
Issuance of convertible debt and warrants	382,673	-
	145,127	86,029
Increase (decrease) in cash during the period	305,619	(16,634)
Cash(bank indebtedness), beginning of period	50,870	(28,853)
Cash (bank indebtedness), end of period	$356,489	$(45,487)

emergeIT Inc.
Notes to Unaudited Financial Statements

For the period ended September 30, 2016 and 2015

1. Summary of Significant Accounting Policies

a. Nature of Business
emergeIT Inc. (the "Company") was incorporated under the Ontario Business Corporations Act on April 15, 2008, and is primarily involved in the creation of software solutions related to the cost effective management of shipping activities.

b. Basis of Accounting
The Company has prepared its financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP").

c. Revenue Recognition
Revenue consists primarily of fees for shipping services provided to customers.

Revenue is recognized when goods are delivered, services are rendered and when collection is reasonably assured. When the risks and rewards of ownership have not transferred or if all significant acts have not been completed, fees received in advance are included in deferred revenue.

d. Capital Assets
Capital assets are stated at cost less accumulated amortization. Amortization is based on the estimated useful life of the asset as follows:

Equipment
30% declining balance
Furniture
20% declining balance

e. Development Costs
The Company capitalizes certain development costs incurred in connection with its internal-use software. These capitalized costs are primarily related to its proprietary commerce solutions that is hosted by the Company and accessed by its customers. Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, direct internal and external costs are capitalized until the software is substantially complete and ready for its intended use. Maintenance and training costs are expensed as incurred. Internal-use software development costs are amortized on a straight-line basis over its estimated useful life of 4 years.

emergeIT Inc.
Notes to Unaudited Financial Statements

For the period ended September 30, 2016 and 2015

1. Summary of Significant Accounting Policies (continued)

f. Impairment of Long-Lived Assets

The Company accounts for the impairment of long-lived assets in accordance with Accounting Standards Codification ("ASC") 360¬10, "Accounting for the Impairment of Long-Lived Assets." This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the assets' carrying amounts may not be recoverable. For assets that are to be held and used, impairment is recognized when the estimated undiscounted cash flows associated with the asset or groups of assets is less than the carrying values.

If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value and estimated net realizable value. During the period ended September 30, 2016, there was no impairment of long-lived assets.

emergeIT Inc.
Notes to Unaudited Financial Statements

For the period ended September 30, 2016 and 2015

1. Summary of Significant Accounting Policies (continued)

g. Income Taxes

The Company accounts for income taxes in accordance with the provisions of ASC 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined on the basis of the difference between the tax bases of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. A valuation allowance is established for deferred tax assets for which realization is uncertain.

In accordance with ASC 718, “Stock Compensation,” and ASC 505, “Equity,” the Company has made a policy decision related to intra-period tax allocation, to account for utilization of windfall tax benefits based on provisions in the tax law that identify the sequence in which amounts of tax benefits are used for tax purposes (i.e., tax law ordering).

Uncertain tax positions are accounted for in accordance with ASC 740, “Income Taxes,” which prescribes a comprehensive model for the manner in which a company should recognize, measure, present and disclose in its financial statements all material uncertain tax positions that the company has taken or expects to take on a tax return. ASC 740 applies to income taxes and is not intended to be applied by analogy to other taxes, such as sales taxes, value-add taxes, or property taxes. The Company reviews its nexus in various tax jurisdictions and the Company’s tax positions related to all open tax years for events that could change the status of its ASC 740 liability, if any, or require an additional liability to be recorded. Such events may be the resolution of issues raised by a taxing authority, expiration of the statute of limitations for a prior open tax year or new transactions for which a tax position may be deemed to be uncertain. Those positions, for which management’s assessment is that there is more than a 50 percent probability of sustaining the position upon challenge by a taxing authority based upon its technical merits, are subjected to the measurement criteria of ASC 740. The Company records the largest amount of tax benefit that is greater than 50 percent likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all relevant information. Any ASC 740 liabilities for which the Company expects to make cash payments within the next twelve months are classified as “short term.”

emergeIT Inc.
Notes to Unaudited Financial Statements

For the period ended September 30, 2016 and 2015

1. Summary of Significant Accounting Policies (continued)

h. Investment Tax Credits

Investment tax credits, which are earned as a result of incurring qualifying research and development expenditures, are accounted for using the cost reduction method. Under this method, investment tax credits are treated as a reduction of the relevant asset account or expenses in the period that the credits become available and there is reasonable assurance that they will be realized

i. Financial Instruments

Financial instruments are recorded at fair value when acquired or issued and subsequently measured at cost or amortized cost less impairment, if applicable. Financial assets are tested for impairment when changes in circumstances indicate the asset could be impaired. Transaction costs on the acquisition, sale or issue of financial instruments are charged to the financial instrument for those measured at amortized cost.

j. Stock Option Plan

The Company applies the provisions of (ASC) ASC 718, “Stock Compensation,” which requires companies to measure all employee stock-based compensation awards using a fair value method and record such expense in their financial statements. The Company recognizes stock-based compensation ratably on a straight-line basis over the shorter of the vesting or requisite service periods. The use of this valuation model involves assumptions that are judgmental and highly sensitive in the determination of compensation expense and include the expected life of the option, stock price volatility, risk-free interest rate, dividend yield, and exercise price.

The fair value of stock options issued to directors, officers, employees and consultants is determined upon the date of grant and recognized as compensation expense over the vesting period for directors, officers or employees and over the period of service for consultants with a corresponding credit to additional paid in capital.

When options are exercised, the corresponding paid-in capital and the proceeds received by the Company are credited to share capital. If stock options are repurchased from directors, officers or employees, the excess of the consideration paid over the carrying amount of the stock or stock options repurchased is charged to contributed surplus and/or deficit.

emergeIT Inc.
Notes to Unaudited Financial Statements

For the period ended September 30, 2016 and 2015

1. Summary of Significant Accounting Policies (continued)

k. Government Assistance

The Company received government assistance based on certain eligibility criteria for project support. Government assistance was accounted for using the cost reduction method. Under the cost reduction method, government assistance relating to eligible expenditures is accounted for as a reduction of expenses in the year during which the expenditures are incurred, provided there is reasonable assurance of realization.

l. Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the reporting period. The financial statement items requiring the use of management estimates are the investment tax credits receivable, income taxes, the asset lives used in computing amortization, capitalization of development costs, recoverability of deferred income tax assets, future customer rebates, and the fair value of warrants and stock options. Actual results could differ from those estimates.

m. Comprehensive Income

(ASC) ASC 220, “Comprehensive Income,” establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements.
n. Subsequent Events

On December 30, 2016 emergeIT and PAID effectuated the merger as described in the 8-K filing dated December 23, 2016

emergeIT Inc.
Notes to Unaudited Financial Statements

For the period ended September 30, 2016 and 2015

2. Going Concern

At September 30, 2016, the Company has negative working capital of $871,403 and an accumulated deficit of $2,232,491. As a result, there are material uncertainties that raise substantial doubt as to whether the entity will have the ability to continue as a going concern. The Company requires continued support from shareholders and creditors and continues to seek opportunities to obtain financing. However, there is no certainty that these and other strategies will be sufficient to permit the Company to continue as a going concern in the foreseeable future.

The financial statements have been prepared on a going concern basis in accordance with accounting standards in the United States, which assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. These financial statements do not reflect adjustments that might be necessary and material, including the carrying value of assets and liabilities, the reported revenue and expenses and the balance sheet classifications used if the going concern assumption were not appropriate.

3. Recent accounting pronouncements

In May 2014, the FASB issued amended guidance on revenue recognition which will be effective for us beginning January 1, 2019 and can be applied retrospectively or as a cumulative effect adjustment as of the date of adoption. Early adoption is not permitted. The amended guidance requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. We are currently assessing the impact the adoption of the amended guidance will have on our Financial Statements.

In August 2014, the FASB issued amended guidance which defines management's responsibility to evaluate whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern and to provide related disclosures. Currently, this evaluation is only an auditor requirement. Specifically, the amendments (1) provide a definition of the term “substantial doubt,” (2) require an evaluation every reporting period, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of the consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that financial statements are issued. This amended guidance will be effective for us beginning January 1, 2016. We are currently assessing the impact the adoption of the amended guidance will have on our Financial Statements.

emergeIT Inc.
Notes to Unaudited Financial Statements

 For the period ended September 30, 2016 and 2015

4. Accounts Receivable

The balance of allowance for doubtful accounts at September 30, 2016 is $nil.

5. Due from related party

The balance is due from a shareholder, non-interest bearing and due on demand. However the balance due to the same shareholder exceeds this balance and a future offset has been proposed.

6. Capital assets

	September 30, 2016
	Cost	Accumulated Amortization
Equipment	$29,226	$16,427
Furniture	71,385	5,224
	$100,611	$21,651
Net book value		$78,960

7. Development Costs

	September 30, 2016
	Cost	Accumulated Amortization
	$455,681	$413,267
Net book value		$42,414

emergeIT Inc.
Notes to Unaudited Financial Statements

For the period ended September 30, 2016 and 2015

8. Due to related parties

At September 30, 2016, the balances due to related parties consist of the following:

September 30, 2016

Promissory note to shareholder John Smith	$159,735
The note bears interest at 12% with Repayment by December 2017 *
Promissory note to Helen Kurluk	100,000
The note bears interest at 6% with no fixed terms of repayment
Due to Pratt Family Trust	17
Amount is non-interest bearing and due on demand
Total	$259,752

* The loan from Shareholder John Smith of $143,000 is scheduled to be paid in full by December 2017. An interest of 12% was applied to the loan from inception to September 2016 then the interest was reduced to 8% from July 2016 to December 2017. One lump sum payment of $30,000 was paid in July 2016 then an equal installment of $11,600 every month going forward to December 2017.

emergeIT Inc.
Notes to Unaudited Financial Statements

For the period ended September 30, 2016 and 2015

9. Convertible Promissory Note

In October 2015, the Company issued two convertible promissory notes for proceeds of $557,301. The notes bear interest at 12% with a maturity date of December 30, 2016. The notes are convertible into Common Stock at a 10% discount to the price of shares issued in a reverse merger transaction, a qualified financing or a deemed valuation at maturity. In addition, upon conversion or maturity, the note holders will receive warrants with a five year life for $557,301 of common stock with an exercise price at a 10% discount to the price of shares issued in a reverse merger transaction, a qualified financing or a deemed valuation at maturity.

The relative fair value of the warrants was determined to be $269,880 using the Black-Scholes option pricing model and the following assumptions: volatility – 80%; estimated life – 5 years; dividend yield 0%; discount rate – 1.5%.

The notes also have a beneficial conversion feature. A beneficial conversion feature is measured by comparing the effective conversion price, after considering the relative fair value of detachable instruments to the fair value of the common shares at the commitment date to be received upon conversion. This amount was determined to be $145,320 and is amortized over the period from the date of issuance to the maturity date of the note.

As a result, the notes were initially valued at $0 net of debt discount of $557,301.
$337,559 of debt discount and $28,006 of interest was recognized in the period ending September 30, 2016.

10. Share Capital and Stock-Based Compensation

       Share Capital

Authorized
Unlimited Class A Common shares
Unlimited Class B Common shares
Unlimited Class A Special shares
Unlimited Class B Special shares
Unlimited Class C Special shares

September 30, 2016
Issued
7,000 Class A Common shares	$160,057
3,137 Class B Common shares (March 31, 2015 – 3,000)	401,108
$561,165

Stock-Based Compensation

In 2011 and 2013, the Company provided two contractors with the right to acquire 1,138 common shares. The rights have fully vested and are exercisable upon certain triggering events or at the discretion of the Board of Directors. The fair value of these rights were determined to be $nil.

emergeIT Inc.
Notes to Unaudited Financial Statements

For the period ended September 30, 2016 and 2015

11. Financial Instruments

Fair value

The Company accounts for certain financial assets and liabilities at fair value following the provisions of ASC 820. This Topic applies to certain assets and liabilities that are being measured and reported on a fair value basis. The Topic defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. This Topic enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The statement requires that financial assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1
quoted market prices in active markets for identical assets or liabilities

Level 2
observable market based inputs or unobservable inputs that are corroborated by market data

Level 3
unobservable inputs that are not corroborated by market data

The fair values of cash, accounts receivable, accounts payable and accrued liabilities, and due from and to related parties approximate their carrying values due to the short term nature of these financial instruments.

Credit risk

The Company is exposed to credit risk on the accounts receivable from its customers. The risk is reduced by credit policies that include regular monitoring of the debtor’s payment history and performance. The Company establishes an allowance for doubtful accounts that corresponds to the specific credit risk of its customers, historical trends and other information on the state of the economy.

The Company’s cash is also subject to credit risk. The Company limits its exposure to credit risk by maintaining cash with major financial institutions.

Currency risk
The Company earns revenue and incurs expenses denominated in U.S. dollars and Canadian dollars, and is exposed to foreign exchange risk from fluctuations in these foreign currency rates on monetary working capital balances.

Liquidity risk
Liquidity risk is the risk that the Company encounters difficulty in meeting its obligations associated with financial liabilities. Liquidity risk includes the risk that, as a result of operational liquidity requirements, the Company will not have sufficient funds to settle a transaction on the due date; will be forced to sell financial assets at a value which is less than what they are worth; or may unable to settle or recover financial assets. Liquidity risk arises from bank indebtedness, accounts payable and accrued liabilities, due to related parties, convertible promissory note and commitments.

The Company continues to focus on maintaining adequate liquidity to meet operating working capital requirements and capital expenditures.

emergeIT Inc.
Notes to Unaudited Financial Statements

For the period ended September 30, 2016 and 2015

12. Income Taxes

The tax effect of significant components of the Company’s deferred income tax assets and liabilities is as follows:

September 30, 2016
Temporary differences	$40,000
Loss carryforwards and other deductions	378,500
Deferred income tax asset before allowance	418,500
Valuation allowance	(418,500)
Deferred income tax asset	$-

For income tax purposes, the Company has non-capital losses which can be applied to reduce future years’ taxable income totaling approximately $1,423,500 (March 31, 2015 - $1,344,500). These losses expire between 2030 and 2035. The Company also has a Scientific Research and Experimental Development Expenditure pool balance of approximately $74,000 (March 31, 2015 - $83,700) which may be used to reduce future year’s taxable income. The expenditure pool can be carried forward indefinitely.

A valuation allowance of 100% has been established in respect of the net deferred income tax assets due to the uncertainty of the Company’s utilization of such deferred tax assets.

The income tax provision at December 31, 2015 and March 31, 2015 reflects a full accounting of tax filings under ASC Subtopic 740-10. The Company is not currently under any Canadian Revenue Agency, provincial, local or foreign jurisdiction tax examinations. The Company recognizes interest and penalties, as estimated or incurred, as general and administrative expense.

There have been no unrecognized tax benefits as a result of tax positions taken in the current or prior years, and accordingly there are no unrecognized tax benefits that would affect the effective tax rate, nor are there are any situations where it is reasonably possible that the unrecognized tax benefit will change significantly within twelve months of the reporting date. As of December 31, 2015, the Company has no unrecognized tax exposure (March 31, 2015 - none).

The Company is subject to taxation in Canada and Ontario. As of December 31, 2015, the Company’s tax years for 2011 through 2014 are subject to examination by tax authorities.

13. Commitment

The Company has an agreement with a partner to pay $10,000 per quarter until August 31, 2018 in relation to the promotion of the Company’s services to their members.